Grant No.: _____

NEW GENERATION BIOFUELS HOLDINGS, INC.
2007 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

New Generation Biofuels Holdings, Inc., a Florida corporation (the “Company”), hereby grants shares of its common stock, $.001 par value (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth in the attachment.  Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2007 Omnibus Incentive Plan (the “Plan”).

Grant Date:________ ___, _______

Name of Grantee: __________________

Grantee's Employee Identification Number:  ______________

Number of Shares of Stock Covered by Grant:  ___________

Purchase Price per Share of Stock:  $_____.___

Vesting Start Date: __________________, _____

By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan.  Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

Grantee:           __________________________________________________________________________________________________________________
(Signature)

Company:        __________________________________________________________________________________________________________________
(Signature)

Title:                      __________________________________________________________________________________________________________________

This is not a stock certificate or a negotiable instrument.

 NEW GENERATION BIOFUELS HOLDINGS, INC.
2007 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability
This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions ("Restricted Stock").  The purchase price is deemed paid by your prior services to the Company.  To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Vesting
The Company will issue your Restricted Stock in your name as of the Grant Date.
Your right to the Stock under this Restricted Stock Agreement vests according to Exhibit A, “Vesting Schedule”, provided you then continue in Service.  The resulting aggregate number of vested shares will be rounded down to the nearest whole number, and you cannot vest in more than the number of shares covered by this award.
No additional shares of Stock will vest after your Service has terminated for any reason.

Forfeiture of Unvested Stock
In the event that your Service terminates for any reason, you will forfeit to the Company all of the shares of Stock subject to this grant that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed.

Issuance
The issuance of the Stock under this grant shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more Stock certificates, with any unvested Restricted Stock bearing a legend with the appropriate restrictions imposed by this Agreement.  As your interest in the Stock vests, the recordation of the number of shares of Restricted Stock attributable to you will be appropriately modified.

Withholding Taxes
You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the payment of dividends or the vesting of Stock acquired under this grant.  In the event that the Company determines that any federal, state, or local tax or withholding payment is required relating to the payment of dividends or the vesting of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.  Subject to the prior approval of the

Company, which may be withheld by the Company, in its sole discretion, you may elect to satisfy this withholding obligation, in whole or in part, by causing the Company to withhold shares of Stock otherwise issuable to you or by delivering to the Company shares of Stock already owned by you. The shares of Stock so delivered or withheld must have an aggregate Fair Market Value equal to the withholding obligation and may not be subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

Section 83(b) Election
Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the purchase price paid for the shares of Stock and their Fair Market Value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time.  For this purpose, "forfeiture restrictions" include the forfeiture as to unvested Stock described above.  You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date.  You will have to make a tax payment to the extent the purchase price is less than the Fair Market Value of the shares on the Grant Date.  No tax payment will have to be made to the extent the purchase price is at least equal to the Fair Market Value of the shares on the Grant Date.  The form for making this election is attached as Exhibit B hereto.  Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the Fair Market Value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF.  YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Corporate Transaction
Notwithstanding the vesting schedule set forth above, upon the consummation of a Corporate Transaction, this award will become 100% vested (i) if it is not assumed, or equivalent awards are not substituted for the award, by the Company or its successor, or (ii) if assumed or substituted for, upon your Involuntary Termination within the 12-month period following the consummation of the Corporate Transaction.
“Involuntary Termination” means termination of your Service by reason of (i) your involuntary dismissal by the Company or its successor for reasons other than Cause; or (ii) your voluntary resignation for Good Reason as defined in any applicable employment or severance agreement, plan, or arrangement between you and the Company, or if none, then as set forth in the Plan following (x) a substantial adverse alteration in your title or responsibilities from those in effect immediately prior to the Corporate Transaction; (y) a reduction in your annual base salary as of immediately prior to the Corporate Transaction (or as the same may be increased from time to time) or a material reduction in your annual target bonus opportunity as of immediately prior to the Corporate Transaction; or (z) the relocation of your principal place of employment to a location more than 35 miles from your principal place of employment as of the Corporate Transaction or the Company's requiring you to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with your business travel obligations as of immediately prior to the Corporate Transaction.

Retention Rights
Neither your award nor this Agreement give you the right to be retained by the Company (or any Parent, Subsidiaries or Affiliates) in any capacity.  The Company (and any Parent, Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights
You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock.  Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto.  The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto.  Except as described in the Plan, no adjustments are made for dividends if the applicable record date occurs before your stock certificate is issued.

Adjustments
In the event of a stock split, a stock dividend or a similar change in the Company Stock, the number of shares covered by this grant shall be adjusted (and rounded down to the nearest whole number) pursuant to the Plan.  Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in accordance with the terms of the Plan.

Legends
All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law
This Agreement will be interpreted and enforced under the laws of the State of Florida, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan
The text of the Plan is incorporated in this Agreement by reference.
This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock.  Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy
In order to administer the Plan, the Company may process personal data about you.  Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process a ny such personal data.  You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery
The Company may choose to deliver certain statutory materials relating to the Plan in electronic form.  By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format.  If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies.  Please contact [               ] at [        ] to request paper copies of these documents.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.           The name, address and social security number of the undersigned:

Name:             ________________________________________________________
Address:       ________________________________________________________

Social Security No. :        ______________________________________________

2.           Description of property with respect to which the election is being made:

____________  shares of common stock, par value $.001 per share, New Generation Biofuels Holdings, Inc., a Florida corporation, (the “Company”).

3.           The date on which the property was transferred is ____________ __, 200_.

4.           The taxable year to which this election relates is calendar year 200_.

5.           Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company.  The shares of stock are subject to forfeiture under the terms of the Agreement.

6.           The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.

7.           The amount paid by taxpayer for the property was $__________.

8.           A copy of this statement has been furnished to the Company.

Dated:  _____________, 200__

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

1.        You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

2.        At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3.        You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

 1.          Whether or not to make the election is your decision and may create tax consequences for you.  You are advised to consult your tax advisor if you are unsure whether or not to make the election.